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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT:  AUGUST 31, 1995


                             ACS ENTERPRISES, INC.
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            (EXACT NAME OF REGISTRATION AS SPECIFIED IN ITS CHARTER)


 PENNSYLVANIA                1-11584                         23-1976139
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(STATE OR OTHER           (COMMISSION FILE                  (I.R.S. EMPLOYEE
 JURISDICTION OF          NUMBER)                           IDENTIFICATION NO.)

2510 METROPOLITAN DRIVE, TREVOSE, PENNSYLVANIA    19053-6789
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE (215) 396-9400

ITEM 5 - OTHER EVENTS

       On August 31, 1995, ACS Enterprises, Inc. (the "Company") executed a $36 million Replacement Revolving Credit Agreement (the "Credit Agreement") with Banque Indosuez, as Agent, and the lending institutions ("Lending Institutions") listed therein. A portion of the proceeds of the loan was used to pay in full the indebtedness of the Company to Banque Paribas pursuant to a credit agreement dated November 9, 1993, as amended.

       On March 28, 1995, the Company entered into a Merger Agreement with CAI Wireless Systems, Inc. ("CAI"), pursuant to which ACS would become a wholly-owned subsidiary of CAI (the "Merger"). The Credit Agreement provides that all indebtedness thereunder must be paid in full upon the consummation of the Merger. In the event that the Credit Agreement has not been terminated and the loan is not paid in full, the Credit Agreement provides that on each of February 29, 1996, May 31, 1996 and August 15, 1996, the Company must issue to Banque Indosuez and the Lending Institutions warrants to acquire in the aggregate 100,000 shares of Common Stock of the Company at an exercise price of 75% of the then current fair market value of the Common Stock of the Company, subject to certain reductions in the exercise price (the "Penalty Warrants").

       In connection with the execution of the Credit Agreement, Banque Paribas transferred to Banque Indosuez warrants to acquire 75,000 shares of Common Stock of the Company, exercisable on or
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before November 9, 2003, at an exercise price of $7.10 per share.  Banque
Indosuez also received a cash fee of $250,000 upon the execution of the Credit Agreement

       A copy of the Credit Agreement is attached hereto and made a part hereof in the form of Exhibit "A". A copy of the Warrant Agreement for the Penalty Warrants is attached hereto and made a part hereof in the form of Exhibit "B".

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ACS ENTERPRISES, INC.
                                               -------------------------------
                                                      (Registrant)


Date:  September 1, 1995                       /s/ Charles J. Mallon, CFO
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                                               Charles J. Mallon,
                                               Chief Financial Officer





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                                   EXHIBITS


10.A Replacement Revolving Credit Agreement, dated August 31, 1995, by and among ACS Enterprises, Inc., ACS Home Systems, Inc. and Apartment Cable Sytems, Inc. as Borrowers, Banque Indosuez, New York branch, as agent and collateral agent, and the lending institutions listed therein.

10.B     Form of Warrant